                                  EXHIBIT 23.04
                          CONSENT OF GRANT THORNTON LLP
                          CERTIFIED PUBLIC ACCOUNTANTS,
                             DATED DECEMBER 31, 1996
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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





         We have issued our report dated February 9, 1996 accompanying the Combined Statement of Excess of Revenues Over Specific Operating Expenses of Greenway Plaza, Ltd. and Nine Greenway, Ltd. appearing in the Crescent Real Estate Equities, Inc. Form 8-K dated August 15, 1996 which is incorporated by reference in Post-Effective Amendment No. 1 to Registration Statement Nos. 33-91438, 333-3450, 333-3452, 333-3454 and 333-13521. We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."





                                                    Grant Thornton LLP

Houston, Texas
December 31, 1996